Exhibit 99.2

NATIONAL FUEL GAS COMPANY

Statement Pursuant to Section 906
of Sarbanes - Oxley Act of 2002

              Each of the undersigned, PHILIP. C. ACKERMAN, the Chairman of the Board, President and Chief Executive Officer, and JOSEPH P. PAWLOWSKI, the Treasurer and Principal Financial Officer of NATIONAL FUEL GAS COMPANY (the "Company"), DOES HEREBY CERTIFY that:

   1.  The  Company's  Quarterly  Report  on  Form  10-Q  for  the  quarter  ended  June 30, 2002 (the
       "Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of
       1934, as amended; and

   2.  Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

              IN WITNESS WHEREOF, each of the undersigned has executed this statement this 13th day of August, 2002.

                                                                  /s/  Philip C. Ackerman
                                                                  -----------------------
                                                                  Chairman of the Board, President and
                                                                  Chief Executive Officer

                                                                  /s/  Joseph P. Pawlowski
                                                                  ------------------------
                                                                  Treasurer and Principal Financial Officer